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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-87213) pertaining to the 1999 Equity Incentive Plan of Scientific Learning Corporation of our report dated January 31, 2000 with respect to the financial statements and schedules of Scientific Learning Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


/s/ Ernst & Young LLP
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Ernst & Young LLP


Walnut Creek, California
August 3, 2000